ROBERT M. OVERHOLT
                                 ATTORNEY AT LAW
                  340 North Sam Houston Pkwy. East -- Suite 250
                              Houston, Texas 77060
                     Tel: (281) 445-0020 Fax: (281) 445-0022
                        Efax (Toll Free): 1-888-285-3582
                              Pager: (713) 687-7332

                               September 30, 1999

Internet Stock Market Resources, Inc.
405 Central Avenue
Fifth Floor
St. Petersburg, Florida 33701

Dear Ladies and Gentlemen,

         You have requested that the undersigned furnish you my legal opinion with regard to the legality of the following described securities of Internet Stock Market Resources, Inc. (hereinaft3r referred to as the "Company") covered by a Form SB-2 Registration Statement (hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission (File No. _____________) by the Company on September 30, 19999 for the purpose of registering such securities under the Securities Act of 1933:

                  (i) Eight Hundred Thirty Three Thousand Three Hundred Thirty Three (833,333) Units (hereinafter referred to as the "Units") each unit consisting of four (4) shares of common stock and one (1) share of preferred stock; and

                  (ii) Five Hundred Thousand (500,000) shares of common stock issuable upon Board of Director approval.

         In connection with this opinion, the undersigned has examined the corporate records of the company, including the company's Article of Incorporation, ByLaws, and the Minutes of the Board of Directors and Shareholders meeting, the Registration Statement and such other documents and records as I deemed relevant in order to render this opinion. In addition, the opinion expressed herein is limited to federal law and the laws of the State of Delaware.

         Based upon the foregoing, it is my opinion that :

                  1. The company is duly and validly organized and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The Registered Securities, when sold and issued in accordance with the registration statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid and non-assessable.

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         I hereby consent to the filing of this opinion, with the Securities and
Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding my office and the use of my name under the heading of "Legal Matters" in the prospectus constituting a part of such Registration Statement.

                                                         Very truly yours,



                                                         Robert M. Overholt




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